Exhibit 10.3
FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this “First Amendment to Lease”), effective as of the last date of signature below (the “Effective Date”), by and among FORT SCHUYLER MANAGEMENT CORPORATION, a not-for-profit corporation existing under the laws of the State of New York, having its office located at 257 Fuller Road, Albany, New York 12203 (“Landlord”), and IMMUNITYBIO, INC. a publicly held corporation under the laws of the state of Delaware and having an office at 3530 John Hopkins Court, San Diego, California 92121 (“Tenant”). Each of Landlord and Tenant may sometimes be referred to herein as a “Party” and, collectively, as the “Parties”.
WHEREAS, Landlord and Athenex, Inc., a publicly held Delaware corporation (“Athenex”) entered into that certain Site Access Agreement, dated as of August 9, 2017 (the “Site Access Agreement”) and that certain Fort Schuyler Management Corporation Lease, dated as of October 1, 2021 (the “Lease”) pursuant to which Landlord leased to Athenex that certain Premises (as defined in the Lease), which is inclusive of the Building (as defined in the Lease), Land (as defined in the Lease), and Manufacturing Equipment (as defined in the Lease); and
WHEREAS, pursuant to an Assignment of Lease, dated as of February 14, 2022, by and between Athenex and Tenant, Athenex has sold, assigned, and transferred to Tenant all of Athenex’s rights in and to, and delegated to Tenant all of Athenex’s duties and obligations under, the Site Access Agreement and the Lease (collectively, the “Assignment Transaction”); and
WHEREAS, the Parties have agreed to enter into this First Amendment to Lease to reflect the amendment to the Lease resulting from the Assignment Transaction and to set forth such other approvals, agreements and concessions as are set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby formally covenant, agree and bind themselves as follows:
1.Definitional Matters. All capitalized terms used herein which are not otherwise defined shall have the meanings set forth in the Lease.
2.Amendments. Upon the Effective Date, the Lease is amended as follows:
a.Section 1.2 is deleted and replaced with the following:
“The term of this Lease (the “Term”) shall commence on October 1, 2021 (the “Commencement Date”) and shall continue until September 30, 2031 (the “Termination Date”), unless sooner terminated in accordance with the provisions of this Lease.”
b.Section 1.4 is amended by deleting the second and third sentences thereof and replacing the same with the following:

“In order to exercise the Option, Tenant and/or its Affiliates shall commit to spend or incur at least an additional $1.50 Billion in additional combined capital, operating expenses, raw materials, labor, supplies, equipment, capital expenditures and other costs at the Premises during the Renewal Term.”
c.Section 1.5 is amended by deleting the following clauses therein: (i) “high potency oral and sterile injectable”; and (ii) “and/or any other products and”.
d.Section 1.6 is amended by deleting the following clauses therein: (i) “the Alliance Agreement and”; and (ii) “, and Tenant and Landlord acknowledge and agree that Landlord and Tenant entering into the Lease satisfies Landlord’s and Tenant’s obligations under the Alliance Agreement to enter into a lease agreement relating to the Premises”.
e.Section 3.4 is amended by deleting the last sentence thereof and replacing the same with the following:
“If Landlord fails to timely reimburse Tenant, then Tenant may, at its option and in its sole discretion, offset the amount against the $1.52 Billion required to be spent by Tenant during the Term and the $1.50 Billion required to be spent by Tenant during the Renewal Term as provided in this Lease. Otherwise, Landlord shall promptly reimburse Tenant for such costs and expenses.”
f.Article 7 is amended by deleting the clause “Tenant’s Investment & Spending and Employment Targets as required pursuant to the Alliance Agreement” set forth therein and replacing the same with “Tenant’s investment, spending and employment targets as required pursuant to this Lease”.
g.Section 9.2 is amended by deleting the second sentence thereof and replacing the same with the following:
“For purposes of this Lease, (i) “Affiliate” shall mean an entity that Controls, is Controlled by, or is under common Control with, another entity, but only during the period that such control exists; and (ii) “Control” means the power to direct the affairs of any individual, corporation, partnership, joint venture, trust, business association, governmental entity or other entity by reason of ownership of voting stock, asset acquisition, contract or otherwise. For purposes of this Lease, Landlord’s Affiliates shall be deemed to include, The Research Foundation for The State University of New York (“Foundation”), Fuller Road Management Corporation (“FRMC”), The State University of New York (“SUNY”), the State University of New York’s Polytechnic Institute (“SUNY Poly”), the SUNY Polytechnic Institute Foundation, Inc. (“SUNY Poly Foundation”), and New York Center for Research, Economic Advancement, Technology, Engineering and Science Corp. (d/b/a NY CREATES) (“NYCREATES”).”

h.Section 9.3 is deleted in its entirety and replaced with the following:
“Landlord and Tenant shall purchase and maintain during the entirety of the Term, at their sole cost and expense, the types and limits of insurance coverages, and on the other terms and conditions, as set forth in Exhibit C attached hereto.”
i.A new Exhibit B in the form attached hereto as Exhibit A is added to the Lease as Exhibit B.
j.A new Exhibit C in the form attached hereto as Exhibit B is added to the Lease as Exhibit C.
k.A new Section 9.8 is added following existing Section 9.7 which provides as follows:
“9.8    Each of the Party’s total cumulative liability for any and all Claims that relate to damage or destruction to real or personal property, tools and equipment, to the extent such matters or claims are not covered by insurance that is required to be carried by a party under this Lease or any use agreement or similar agreement for the Manufacturing Equipment, shall be limited to damages and/or payments which shall not exceed, in each case of such damage or destruction, the sum of (i) the insured value of the Premises, including the Land, the Building and the Manufacturing Equipment, and (ii) Five Million and 00/100 U.S. Dollars ($5,000,000.00), in the aggregate. Notwithstanding the foregoing limitation, Tenant’s total cumulative liability for any and all such Claims brought in connection with Sections 13.7, 13.8, 13.9, 18.17, 18.18 and 18.19 of this Lease shall be limited to damages and/or payments which shall not exceed the Unamortized Investment. The “Unamortized Investment” means an amount equal to (i) the lesser of $208,000,000 and the amount actually expended by FSMC and/or Empire State Development Corporation prior to the termination, multiplied by (ii) a percentage, the numerator of which is equal to the difference between (x) $1,520,000,000 and (y) the amount of capital, operational and other costs incurred or spent by Tenant under Section 13.7 through the effective date of termination, and the denominator of which is equal to $1,520,000,000.”
l.Section 11.1 is amended by deleting the clause “as provided in Section 4.3 of the Alliance Agreement” and replacing the same with “as provided in this Lease”.
m.Section 12.1 is amended by deleting the second and third sentences thereof and replacing the same with the following new sentence:
“For avoidance of doubt, a “Transfer” shall be deemed to (i) include any transaction or series of transactions that result in a non-Affiliate third party obtaining, directly or indirectly, either all or a majority of the assets of the

Tenant or Control of the Tenant; and (ii) not include (a) a sale of capital stock in one or more financing transactions provided such one or more financing transactions do not result in a change of Control of Tenant, (b) a sale of assets not otherwise described in clause (i) above, or (c) a Transfer by Tenant of the Lease to an Affiliate of Tenant.”
n.Section 12.3 is amended by deleting the second sentence thereof and replace the same with following:
“Notwithstanding the foregoing, Tenant may without Landlord’s consent enter into the (i) Assignment and Assumption of Company Lease Agreement, (ii) Assignment and Assumption of PILOT Agreement, (iii) Assignment and Assumption of Project Agreement, and (iv) Assignment and Assumption of Lease Agreement in respect of the sublease and sub-leaseback agreement with the County of Chautauqua Industrial Development Agency as it relates to the Assignment Transaction”.
o.Section 13.6 is deleted in its entirety and replaced with the following:
“13.6    Tenant vacates the Premises, fails to conduct its business in the Premises, or once manufacturing commences at the Premises, fails to manufacture pharmaceutical products at the Premises for a period of more than ninety (90) consecutive days, other than pursuant to:
(i)a Casualty Event, provided that (i) Tenant promptly takes commercially reasonable steps to remediate such Casualty Event and continues such remediation efforts in good faith until completion of the same, and (ii) such Casualty Event was not intentionally caused by Tenant or any Tenant Party,
(ii)Force Majeure, or
(iii)other closures which may not qualify as Force Majeure, provided that (a) Tenant shall maintain substantially all of its employees located at the Premises on payroll during such period, (b) Tenant restarts manufacturing at the Premises within sixty (60) days of the expiration of the ninety (90) day period, and (c) Tenant shall only be allowed to avail itself of this Section 13.6(iii) once during the Term.”
p.Section 13.7 is deleted in its entirety and replaced with the following:
“13.7    The failure of Tenant and/or its Affiliates to invest and spend $1.52 Billion at the Premises, including raw material supplies, labor and other operational costs, including equipment, during the first ten (10) years following the Commencement Date and an additional $1.5 Billion during the Renewal Term, if applicable, as follows:

	Initial Term Years 1-10	Renewal Term Years 11-20
Raw Materials	$300 Million	$300 Million
Supplies	$250 Million	$250 Million
Labor	$570 Million	$570 Million
Other Operating	$400 Million	$380 Million
Total	$1.52 Billion	$1.50 Billion
For the avoidance of doubt, as of the Effective Date Athenex has represented and warranted that it has invested and spent $40,00,000 in accordance with the investment obligations set forth in this Section 13.7. Such $40,000,000 expended by Athenex, which is the amount Tenant will be paying to Athenex in the form of the purchase price at the closing of the Assignment Transaction, shall be counted towards Tenant’s investment obligations set forth in this Section 13.7. As of the Effective Date, the remaining balance that the Tenant must invest and spend at the Premises during the Initial Term, in accordance with the investment obligations set forth in this Section 13.7, is $1,480,000,000.”
q.Section 13.8 is deleted in its entirety and replaced with the following:
“13.8    The failure of Tenant and/or its Affiliates to (i) create and hire employee personnel for 450 direct permanent high tech jobs at the Premises, at least 300 of which jobs shall be created over the first 2.5 years following the Commencement Date, with 450 jobs achieved during the 5th year following the Commencement Date, (ii) retain such jobs during the Term and, if applicable, Renewal Term, or (ii) work with Landlord and funding agency(ies) to assist in attracting and locating an additional 450 jobs from companies that provide supplies, machinery, equipment, materials, and/or supplies or goods at the Premises (all such jobs referenced in this Section 13.8 being expected to meet the commercially reasonable requirements of the agency(ies) that provided funding for the Tenant’s Permitted Use of the Premises). For the avoidance of doubt, employees hired by Tenant from Athenex shall be counted towards the total number of jobs to be created and retained in accordance with and subject to this Section 13.8 provided that they continue to meet the requirements set forth in this Section 13.8, including without limitation the retention obligation.”

r.Section 13.9 is deleted in its entirety and replaced with the following:
“13.9    Tenant acknowledges New York State’s desire to use as much local manufacturing product as is practical in support of the Tenant’s Permitted Use of the Premises. Tenant and/or its Affiliates shall make reasonable efforts and provide first consideration to New York based suppliers of equipment, materials and other items required for the Tenant’s Permitted Use of the Premises.”
s.Section 13.10(a) is amended by deleting the clause “subject to the limitation of liability provided in the Alliance Agreement”.
t.Section 13.10(b) is amended by deleting the clauses “subject to the limitation of liability provided in the Alliance Agreement” and “Subject to the limitations provided in the Alliance Agreement”.
u.Section 13.10 is amended by adding a new Section 13.10(c) as follows:
“(c) Notwithstanding the foregoing provisions of this Section 13.10, in the event that Tenant defaults in fulfilling any of the obligations, covenants and agreements of Tenant as set forth in Section 13.6 hereof, then (i) Landlord shall serve a written fifteen (15) days’ notice upon Tenant specifying the nature of said default, (ii) upon the expiration of said fifteen (15) days, if the complained of default has not been remedied to the reasonable satisfaction of Landlord, Landlord may serve a further written five (5) days’ notice of cancellation of this Lease upon Tenant and, upon the expiration of said five (5) days, (a) this Lease and the Term or Renewal Term, as the case may be, shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, (b) Tenant shall then quit and surrender the Premises to Landlord, provided, for avoidance of doubt, that Tenant shall remain liable hereunder, and (c) Landlord may, without notice, re-enter the Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of Premises and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.”
v.Section 13.10 is amended by adding a new Section 13.10(d) as follows:
“(d) Notwithstanding the foregoing provisions of this Section 13.10, in the event that Tenant defaults in fulfilling any of the obligations, covenants and agreements of Tenant as set forth in Sections 13.7 or 13.8 hereof, then (i) Landlord shall serve a written thirty (30) days’ notice upon Tenant specifying the nature of said default, (ii) upon the expiration of said thirty

(30) days, if the complained of default has not been remedied to the reasonable satisfaction of Landlord, Landlord may serve a further written fifteen (15) days’ notice of cancellation of this Lease upon Tenant and, upon the expiration of said fifteen (15) days, (a) this Lease and the Term or Renewal Term, as the case may be, shall end and expire as fully and completely as if the expiration of such fifteen (15) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, (b) Tenant shall then quit and surrender the Premises to Landlord, provided, for avoidance of doubt, that Tenant shall remain liable hereunder, and (c) Landlord may, without notice, re-enter the Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of Premises and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.”
w.Section 13.11 is amended by deleting the clause “subject to the limitation of liability provided in the Alliance Agreement”.
x.Article 16 is amended to provide the following new notice information for Tenant:
“ImmunityBio, Inc.
3530 John Hopkins Court
San Diego, California 92121
Attn: Richard Adcock, CEO and President”
y.New Section 18.17 set forth below is incorporated into the Lease:
“18.17    Tenant and/or its Affiliates shall use commercially reasonable efforts to work with Landlord to help recruit, relocate and train the workforce necessary to staff the Premises. This may include participation in one or more workforce development programs that Landlord, Foundation or the State University of New York Polytechnic Institute (“SUNY POLY”) has or will commence in New York.”
z.New Section 18.18 set forth below is incorporated into the Lease:
“18.18    Tenant and/or its Affiliates shall use commercially reasonable efforts to guide and execute the activities below:
•Work to develop next generation pharmaceutical product educational curriculum and workforce training content;

•Deliver joint education programs, seminars, and conferences;
•Offer internships that will enable SUNY POLY students to participate in the development, manufacture, and distribution of next generation pharmaceutical products; and
•Participate, as and when appropriate, in the medical, biomedical and life sciences related centers SUNY POLY has established or will in the future establish.”
aa.New Section 18.19 set forth below is incorporated into the Lease:
“18.19    Tenant shall provide Landlord with reports verifying Tenant’s and/or its Affiliates investment, job creation and such other information as is reasonably requested by Landlord, with such reports being duly acknowledged by an officer of Tenant and in such form as reasonably requested by Landlord. Landlord or its accounting firm may examine and copy Tenant’s books, records, documents, and other supporting data relating to this Lease. Tenant shall maintain accurate books, records, documents, and other supporting data which relate to its obligations under this Lease for seven (7) years from the date of termination of this Lease. Landlord shall notify Tenant in writing before any examination of Tenant’s books, records, documents and other supporting date relating to this Lease and will conduct such examination at reasonable times.”
3.Miscellaneous. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Any signed copy of this Amendment made by reliable means (e.g., photocopy, facsimile, or PDF Adobe Acrobat) shall be considered an original. This Amendment shall be governed, construed and enforced in accordance with the laws of the State of New York. This Amendment may not be assigned without the prior written consent of all of the Parties hereto. This Amendment and the attachments hereto constitutes the entire agreement of the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between the terms and conditions of this Amendment and Lease, the terms and conditions of this Amendment shall control.
[Remainder of Page Intentionally Left Blank; Signature Page(s) Follow]

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed in their respective names by their authorized representatives as of the Effective Date.
LANDLORD:
FORT SCHUYLER MANAGEMENT CORPORATION
By: /s/ Timothy Taylor __________________
Name: Timothy Taylor __________________
Title: Chief Financial Officer______________
Date: 2/14/2022
TENANT:
IMMUNITYBIO, INC.
By: /s/ Richard Adcock__________________
Name: Richard Adcock__________________
Title: Chief Executive Officer and President_
Date: 2/14/2022
[Signature Page to First Amendment to Lease]
9

Exhibit A
To
First Amendment to Lease
Exhibit B
Listing of Manufacturing Equipment
1.One (1) Bausch Advance Technologies Syringe Filler
2.One (1) Two-person scissor lift (ATX ID 942)
3.One (1) One-person mobile lift (ATX ID 935)
4.One (1) Articulating one-person boom lift (ATX 935)

Exhibit B
To
First Amendment to Lease
Exhibit C
Tenant shall obtain and maintain during the entirety of the Term the following insurance coverage and/or limits:
(a)Tenant shall maintain (or cause to be secured and maintained) for the benefit of Landlord, annual comprehensive general public liability insurance (or a combination of commercial general liability insurance, self-insurance and/or umbrella liability insurance) with a combined single limit per occurrence of not less than $15 Million, and an aggregate limitation of not less than $15 Million, which insurance covers bodily injury, disease and death and property damage (including, to the extent such insurance is reasonably available therefor, environmental damage), and which applies to any such liabilities Tenant may have under this Agreement.
(b)Business Automobile Liability with limits of insurance of not less than $1,000,000.00 each accident.
(c)Workers Compensation & Employers Liability with limits of insurance of not less than the amount required by New York State and which contains an All States Endorsement.
(d)Property Insurance (PI) in the amount of $65 Million that includes coverage for the personal property/equipment of others and/or property that is in the care, custody and control of Tenant (other than Manufacturing Equipment). This policy should provide "all-risk" coverage and shall include coverage for the perils of "testing", "calibrating" and "mechanical breakdown." Landlord shall be named as Loss Payee on the PI policy maintained by Tenant.
(e)Tenant will name FRMC, Foundation, SUNY, SUNY Poly and the State of New York as additional insureds (the “Additional Insureds”). Purchase and maintenance of such insurance shall in no way be interpreted as relieving Tenant of any of its responsibilities or liabilities under this Lease, and Tenant may carry, at its expense, such additional insurance amounts and coverage as it deems necessary. The general public liability insurance for the Additional Insureds shall be as broad as the coverage provided for the named insured party. Except due to claims caused by the negligence of Landlord, it shall apply as primary and non-contributing insurance before any insurance maintained by the Additional Insureds. Tenant shall maintain coverage for itself and all Additional Insureds for the duration of the Term.

(g)Tenant shall secure written agreement of its insurance carrier(s) and, upon request, copy same to Landlord and to the parties set forth in the Notice section, agreeing to notify Landlord in writing no less than thirty (30) days prior to any cancellation, termination or material modification of any of the foregoing policies and coverages.
Landlord shall, at its sole cost, purchase and maintain for the duration of the Term Property Insurance (PI) that includes coverage for Building and the Manufacturing Equipment, for the replacement cost thereof, including builder's risk insurance on the Building while it is under construction. This policy should provide "all-risk" coverage and shall include coverage for the perils of "testing", "calibrating" and "mechanical breakdown."
Each Party hereby agrees as follows:
(1)Notwithstanding anything to the contrary in the Lease, each Party and its respective insurers waives all rights against the other Party and the Additional Insureds, as well as such entities' officers, directors, trustees and employees, for recovery of damages to the extent said damages are covered by insurance required to be maintained by such Party per the requirements stated above.
(2)Upon signing of this Agreement and immediately upon renewal or replacement of any and all insurance policies required hereunder, each Party shall furnish to the other Party certificates of insurance evidencing all coverages required hereunder, to which copies of all additional named insured endorsements and loss payee endorsements required hereunder, executed by the insurers, shall be attached. Landlord additionally shall have the right to review all insurance policies maintained by Tenant hereunder upon request.

Exhibit C

Assignment

[To be attached]

ASSIGNMENT OF LEASE
THIS ASSIGNMENT OF LEASE (this “Assignment”) is made as of the 14th day of February, 2022 (the “Effective Date”), by and between ATHENEX, INC., a Delaware corporation (“Assignor”), and IMMUNITYBIO, INC., a Delaware corporation (“Assignee”).
Recitals
WHEREAS, pursuant to that certain Site Access Agreement, dated as of August 9, 2017 (the “Site Access Agreement”) and that certain Fort Schuyler Management Corporation Lease dated as of October 1, 2021 (the “FSMC Lease”), both by and between Fort Schuyler Management Corporation (“FSMC”), as landlord, and Assignor, as tenant, FSMC leased to Assignor certain premises (the “Premises”) located on the property described in Exhibit A attached hereto and known as 3805 Lakeshore Drive East, Dunkirk, New York;
WHEREAS, Assignor and Assignee are parties to that certain Purchase Agreement, dated as of January 7, 2022 (the “Purchase Agreement”), pursuant to which, among other things, Assignor has agreed to assign its interest in the Site Access Agreement and the FSMC Lease to Assignee, and Assignee has agreed to assume the FSMC Lease; and
WHEREAS, pursuant to the Purchase Agreement, Assignor and Assignee have agreed to execute and deliver this Assignment to evidence and effect such assignment and assumption of the Site Access Agreement and the FSMC Lease.
NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Assignment and Assumption. Effective as of the Effective Date, Assignor hereby assigns and transfers to Assignee and its successors and assigns all of its right, title and interest in and to the Site Access Agreement and the FSMC Lease. Assignee hereby agrees to and does accept the assignment, and in addition, expressly assumes and agrees to keep, perform, and fulfill all the terms, covenants, conditions and obligations required to be kept, performed, and fulfilled by Assignor as the tenant under the Site Access Agreement and the FSMC Lease, arising thereunder from and after the Effective Date.
2.Purchase Agreement. This Assignment is subject in all respects to the terms and conditions of the Purchase Agreement. To the extent of any conflict between the terms of the Purchase Agreement and this Assignment, the Purchase Agreement shall control. Nothing contained in this Assignment shall be deemed to supersede any of the covenants, agreements, representations or warranties of Assignor and Assignee contained in the Purchase Agreement.
3.General. This Assignment may not be changed or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. The covenants, agreements, terms, provisions and conditions contained in this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

4.Governing Law. This Assignment and its interpretation and enforcement shall be governed by the laws of the State of New York.
5.Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.
[Signature Page to Follow]

    IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.

ASSIGNOR:

ATHENEX, INC.

By:	/s/ Jeffrey Yordon
	Name:	Jeffrey Yordon
	Title:	Chief Operating Officer

ASSIGNEE:

IMMUNITYBIO, INC.

By:	/s/ Richard Adcock
	Name:	Richard Adcock
	Title:	Chief Executive Officer and President
[Assignment of FSMC Lease]

STATE OF NEW YORK    )
    ) ss.:
COUNTY OF ERIE    )
On the 13th day of February in the year 2022 before me, the undersigned, a Notary Public in and for said state, personally appeared Jeffrey Yordon, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Staci L. Holquist
Notary Public

[Assignment of FSMC Lease]

CALIFORNIA ACKNOWLEDGMENT CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California }
County of Los Angeles }

On Feb. 11, 2022 before me, J. Theodore Israel Benito, A Notary Public
Date — Here Insert Name and Title of the Officer

personally appeared Richard Adcock
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity~~(ies)~~, and that by his/~~her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

J. THEODORE ISRAEL BENITO
Notary Public – California
Los Angeles County
Commission # 2232505
My Comm. Expires Feb 26, 2022

Place Notary Seal and/or Stamp Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: ______

Document Date: ______ Number of Pages: ______

Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______
- ☐ Corporate Officer – Title(s): ______
- ☐ Partner – ☐ Limited ☐ General
- ☐ Individual ☐ Attorney in Fact
- ☐ Trustee ☐ Guardian or Conservator
- ☐ Other: ______

Signer is Representing: ______

Signer's Name: ______
- ☐ Corporate Officer – Title(s): ______
- ☐ Partner – ☐ Limited ☐ General
- ☐ Individual ☐ Attorney in Fact
- ☐ Trustee ☐ Guardian or Conservator
- ☐ Other: ______

Signer is Representing: ______

©2019 National Notary Association

EXHIBIT A
Land Description
ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Dunkirk, County of Chautauqua and State of New York, being part of Lot 6 in Township 6 and Range 12 of the Holland Land Company's survey, and more particularly described as follows: Beginning in the southeasterly line of East Lake Road (also known as Lake Shore Drive East or New York State Route 5) as now laid out and occupied (66 feet wide) at the point located 185.16 feet northeasterly along said southeasterly line of East Lake Road from the intersection thereof with the east line of City of Dunkirk; thence southeasterly at an interior angle of 94 degrees 04 minutes a distance of 511 feet along the easterly line of lands of True Temper Corporation (now or formerly) to a steel fence post at a deflection point therein, and passing through an existing iron pin located 17 feet southeasterly along the last described course from said southeasterly line of East Lake Road; thence northeasterly at an interior angle of 86 degrees 47 minutes a distance of 604.29 feet along said easterly line of lands of True Temper Corporation to an existing iron pin at a deflection point therein; thence southeasterly at an interior angle of 273 degrees 12 minutes a distance of 1083 feet along said easterly line of lands of true Temper Corporation to an existing iron pin in the northwesterly line of lands of the New York Central Railroad (now or formerly); thence northeasterly at an interior angle of 86 degrees 48 minutes a distance of 135 feet along said northwesterly line of railroad lands to an iron pin at a deflection point therein; thence southeasterly at an interior angle of 270 degrees 00 minutes a distance of 33 feet along said northwesterly line of railroad lands to an iron pin at a deflection point therein; thence northeasterly at an interior angle of 90 degrees 00 minutes a distance of 357.5 feet along said northwesterly line of railroad lands to an iron pin in the southwesterly line of lands of Heffernan (now or formerly); thence northwesterly at an interior angle of 90 degrees 39 minutes a distance of 1268.5 feet along said southwesterly line of Heffernan lands to an iron pin in the southeasterly line of lands conveyed from Vandette to Lawhon, Wallace and Wallace by deed recorded in Liber 248 of Deeds at page 228 in the office of the Chautauqua County Clerk; thence southwesterly at an interior angle of 88 degrees 26 minutes a distance of 170 feet along said southeasterly line of lands conveyed from Vandette to Lawhon, Wallace and Wallace to an existing iron pin at the southerly corner thereof; thence northwesterly at an interior angle of 271 degrees 34 minutes a distance of 220 feet along the southwesterly line of said lands conveyed from Vandette to Lawhon, Wallace and Wallace to an existing iron pin at the southerly corner of lands conveyed from Schweyen to Mekus by deed recorded in Liber 916 of Deeds at page 125 in the office of the Chautauqua County Clerk; thence southwesterly at an interior angle of 88 degrees 26 minutes a distance of 70 feet along the southeasterly line of lands conveyed from Schweyen to Kaleta by deed recorded in Liber 919 of Deeds at page 564 in the office of the Chautauqua County Clerk to an existing iron pin at the southerly corner thereof; thence northwesterly at an interior angle of 270 degrees 48 minutes a distance of 5 feet along the southwesterly line of said Kaleta lands to an existing iron pin in the southeasterly line of lands conveyed from Schweyen to Dubiel by deed recorded in Liber 931 of Deeds at page 104 in the office of the Chautauqua County Clerk; thence southwesterly at an interior angle of 89 degrees 12 minutes a distance of 140 feet along said southeasterly line of Dubiel lands and along the southeasterly line of lands conveyed from Schweyen to Bialaszewski by Deed recorded in Liber 1007 of Deeds at page 281 in the office of the Chautauqua County Clerk to an existing iron pin at the southerly corner of said Bialaszewski lands; thence northwesterly at an interior angle of

270 degrees 48 minutes a distance of 145 feet along the southwesterly line of said Bialaszewski lands to an existing iron pin in said southeasterly line of East Lake Road; thence southwesterly at an interior angle of 89 degrees 46 minutes a distance of 209.99 feet along said southeasterly line of East Lake Road to an existing iron pin the northeasterly line of lands conveyed from Schweyen to Gates by deed recorded in Liber 1049 of Deeds at page 35 in the office of the Chautauqua County Clerk; thence southeasterly at an interior angle of 89 degrees 29 minutes a distance of 145 feet along said northeasterly line of Gates lands to an existing iron pin at the easterly corner thereof; thence southwesterly at an interior angle of 270 degrees 00 minutes a distance of 147.5 feet along the southeasterly line of said Gates lands and along the southeasterly line of lands conveyed from Schweyen to Bekelske by deed recorded in Liber 963 of Deeds at page 155 in the office of the Chautauqua County Clerk to an existing iron pin at the southerly corner of said Bekelske lands; thence northwesterly at an interior angle of 271 degrees 11 minutes a distance of 145 feet along the southwesterly line of said Bekelske lands to an existing iron pin in said southeasterly line of East Lake Road; thence southwesterly along said southeasterly line of East Lake Road a distance of 290.01 feet to the point or place of beginning, and containing 21.6 acres of land more or less.
ALSO ALL THAT TRACT OR PARCEL OF LAND situate in the Town of Dunkirk, County of Chautauqua, State of New York, being part of Lot 6, Township 6, Range 12 of the Holland Land Company's Survey and being a portion of property conveyed to MULDOWNEY DEVELOPMENT INC. (MULDOWNEY) per L. 2682 of Deeds, P. 729, and being more particularly described as follows:
Commencing at a point in the centerline of Lake Shore Drive East (NYS Rte. 5) with the intersection with the Town and City line of Dunkirk. Thence, the following 2 courses;
1. Thence, North 55° 03' 03" East, in the centerline of Lake Shore Drive East, a distance of 163.30 feet;
2. Thence, South 30° 57' 57" East, a distance of 544.55 feet to the point of beginning.
1. Thence, North 55° 50' 03" East, a distance of 604.29 feet;
2. Thence, South 30° 57' 57" East, a distance of 1083 feet to an iron pipe found in the northerly line of property now or formerly of Consolidation Rail Corp. (CRC):
3. Thence, South 55° 50' 03" West, in the northerly line of said CRC property, a distance of 217.65 feet;
4. Thence, North 31° 21' 05" West, a distance of 85.12 feet;
5. Thence, South 55° 50' 03" West, a distance of 79.35 feet;
6. Thence, North 31° 21' 05" West, a distance of 214.88 feet;
7. Thence, South 55° 50' 03" West, a distance of 232.48 feet;
8. Thence, North 31° 21' 05" West, a distance of 436.70 feet;
9. Thence, North 88° 12' 52" West, a distance of 81.00 feet;
10. Thence, North 31° 16' 32" West, a distance of 298.32 feet to the point of beginning.
Containing 521,860 square feet, (11.980+- acres).

Intending to describe "Lot 2" as shown on a plat titled "Subdivision Plan of property owned by N/F by MULDOWNEY DEVELOPMENT INC." prepared by CHA Inc. project No. 30443.
The above premises are more recently described as shown on a survey map made by Frandina Engineering and Land Surveying, Inc. dated September 23, 2021, as follows:
ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Dunkirk, County of Chautauqua and State of New York, being part of Lot 6 in Township 6 and Range 12 of the Holland Land Company's survey, and more particularly described as follows: Beginning in the southeasterly line of East Lake Road (also known as Lake Shore Drive East or New York State Route 5) as now laid out and occupied (66 feet wide) at the point located 185.16 feet northeasterly along said southeasterly line of East Lake Road from the intersection thereof with the east line of City of Dunkirk; thence southeasterly at an interior angle of 93 degrees 55 minutes 32 seconds a distance of 511.52 feet along the easterly line of lands of True Temper Corporation (now or formerly) to a deflection point therein; thence northeasterly at an interior angle of 86 degrees 48 minutes a distance of 604.29 feet along said easterly line of lands of True Temper Corporation to a deflection point therein; thence southeasterly at an interior angle of 273 degrees 12 minutes a distance of 1083.00 feet along said easterly line of lands of true Temper Corporation to the northwesterly line of lands of the New York Central Railroad (now or formerly); thence northeasterly at an interior angle of 86 degrees 48 minutes a distance of 135.00 feet along said northwesterly line of railroad lands to a deflection point therein; thence southeasterly at an interior angle of 270 degrees 00 minutes a distance of 33.00 feet along said northwesterly line of railroad lands to a deflection point therein; thence northeasterly at an interior angle of 90 degrees 00 minutes a distance of 356.75 feet along said northwesterly line of railroad lands to the southwesterly line of lands of Heffernan (now or formerly); thence northwesterly at an interior angle of 90 degrees 39 minutes 03 seconds a distance of 1268.32 feet along said southwesterly line of Heffernan lands to the southeasterly line of lands conveyed from Vandette to Lawhon, Wallace and Wallace by deed recorded in Liber 248 of Deeds at page 228 in the office of the Chautauqua County Clerk; thence southwesterly at an interior angle of 88 degrees 24 minutes 51 seconds a distance of 170.00 feet along said southeasterly line of lands conveyed from Vandette to Lawhon, Wallace and Wallace to the southerly corner thereof; thence northwesterly at an interior angle of 271 degrees 34 minutes a distance of 220.00 feet along the southwesterly line of said lands conveyed from Vandette to Lawhon, Wallace and Wallace to the southerly corner of lands conveyed from Schweyen to Mekus by deed recorded in Liber 916 of Deeds at page 125 in the office of the Chautauqua County Clerk; thence southwesterly at an interior angle of 88 degrees 26 minutes a distance of 70.00 feet along the southeasterly line of lands conveyed from Schweyen to Kaleta by deed recorded in Liber 919 of Deeds at page 564 in the office of the Chautauqua County Clerk to the southerly corner thereof; thence northwesterly at an interior angle of 270 degrees 48 minutes a distance of 5.00 feet along the southwesterly line of said Kaleta lands to the southeasterly line of lands conveyed from Schweyen to Dubiel by deed recorded in Liber 931 of Deeds at page 104 in the office of the Chautauqua County Clerk; thence southwesterly at an interior angle of 89 degrees 12 minutes a distance of 140.00 feet along said southeasterly line of Dubiel lands and along the southeasterly line of lands conveyed from Schweyen to Bialaszewski by Deed recorded in Liber 1007 of Deeds at page 281 in the office of the Chautauqua County Clerk to the southerly corner of said Bialaszewski lands; thence northwesterly at an interior angle of 270 degrees 48 minutes a distance of 145.00 feet along the southwesterly line of said Bialaszewski lands to said southeasterly line of East Lake Road; thence southwesterly at an interior angle of 89 degrees 50 minutes 44 seconds a distance of 209.72 feet along said southeasterly line of East Lake Road to the northeasterly line of lands conveyed from Schweyen to Gates by deed recorded in Liber 1049 of Deeds at page 35 in the office of the Chautauqua County Clerk; thence southeasterly at an interior angle of 89 degrees 24 minutes 05 minutes a distance of 145 .00 feet along said northeasterly line of Gates lands to the easterly corner thereof; thence southwesterly at an interior angle of 270 degrees 00 minutes a distance of 147.50 feet along the southeasterly line of said Gates lands and along the southeasterly line of lands conveyed from Schweyen to Bekelske by deed recorded in Liber 963 of Deeds at page 155 in the office of the Chautauqua County Clerk to an existing iron pin at the southerly corner of said Bekelske lands; thence northwesterly at an interior angle of 271 degrees 11 minutes a distance of 145.00 feet along the southwesterly line of said Bekelske lands to said southeasterly line of East Lake Road; thence southwesterly along said southeasterly line of East Lake Road a distance of 289.37 feet to the point or place of beginning, and containing 21.553 acres of land more or less.
ALSO ALL THAT TRACT OR PARCEL OF LAND situate in the Town of Dunkirk, County of Chautauqua, State of New York, being part of Lot 6, Township 6, Range 12 of the Holland Land Company's Survey and being a portion of property conveyed to MULDOWNEY DEVELOPMENT INC. (MULDOWNEY) per L. 2682 of Deeds, P. 729, and being more particularly described as follows:
Commencing at a point in the centerline of Lake Shore Drive East (NYS Rte. 5) with the intersection with the Town and City line of Dunkirk. Thence, the following 2 courses;
Thence, North 55° 03' 03" East, in the centerline of Lake Shore Drive East, a distance of 163.30 feet;
Thence, South 30° 57' 57" East, a distance of 544.60 feet to the point of beginning.
Thence, North 55° 50' 03" East, a distance of 604.29 feet;
Thence, South 30° 57' 57" East, a distance of 1083 feet to an iron pipe found in the northerly line of property now or formerly of Consolidation Rail Corp. (CRC):
Thence, South 55° 50' 03" West, in the northerly line of said CRC property, a distance of 217.65 feet;
Thence, North 31° 21' 05" West, a distance of 85.12 feet;
Thence, South 55° 50' 03" West, a distance of 79.35 feet;
Thence, North 31° 21' 05" West, a distance of 214.88 feet;
Thence, South 55° 50' 03" West, a distance of 232.48 feet;
Thence, North 31° 21' 05" West, a distance of 436.70 feet;
Thence, North 88° 12' 52" West, a distance of 81.00 feet;
Thence, North 31° 16' 32" West, a distance of 298.32 feet to the point of beginning.
Containing 521,860 square feet, (11.980+- acres).
Intending to describe "Lot 2" as shown on a plat titled "Subdivision Plan of property owned by N/F by MULDOWNEY DEVELOPMENT INC." prepared by CHA Inc. project No. 30443.